         As filed with the Securities and Exchange Commission on July 27, 1998
                                                          Registration No. 333-
===============================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        CAPSTAR BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                                74-2833106
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                         600 CONGRESS AVENUE, SUITE 1400
                               AUSTIN, TEXAS 78701
                  (Address, including ZIP code, of registrant's
                          principal executive offices)

WARRANT DATED APRIL 1, 1998, ENTITLING R. STEVEN HICKS TO PURCHASE 930,000 SHARES OF CLASS C COMMON STOCK, PAR VALUE $.01 PER SHARE ("CLASS C COMMON STOCK"), OF CAPSTAR BROADCASTING CORPORATION (THE "REGISTRANT")

WARRANT DATED APRIL 1, 1998, ENTITLING R. STEVEN HICKS TO PURCHASE 255,317 SHARES OF CLASS C COMMON STOCK

WARRANT DATED APRIL 1, 1998, ENTITLING R. STEVEN HICKS TO PURCHASE 323,120 SHARES OF CLASS C COMMON STOCK

WARRANT DATED APRIL 1, 1998, ENTITLING R. STEVEN HICKS TO PURCHASE 187,969 SHARES OF CLASS C COMMON STOCK

WARRANT DATED APRIL 1, 1998, ENTITLING R. STEVEN HICKS TO PURCHASE 500,000 SHARES OF CLASS C COMMON STOCK

WARRANT DATED APRIL 1, 1998, ENTITLING WILLIAM S. BANOWSKY, JR. TO PURCHASE 150,000 SHARES OF CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE
("CLASS A COMMON STOCK"), OF THE REGISTRANT

WARRANT DATED APRIL 1, 1998, ENTITLING PAUL D. STONE TO PURCHASE 150,000 SHARES OF CLASS A COMMON STOCK

WARRANT DATED JULY 5, 1998, ENTITLING D. GEOFFREY ARMSTRONG TO PURCHASE 200,000 SHARES OF CLASS A COMMON STOCK

                            (Full title of the plans)

                                 R. STEVEN HICKS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        CAPSTAR BROADCASTING CORPORATION
                         600 CONGRESS AVENUE, SUITE 1400
                               AUSTIN, TEXAS 78701
            (Name, address, including ZIP code, of agent for service)

                                 (512) 340-7800
    (Telephone number, including area code, of agent for service of process)

                                    Copy to:
                               MICHAEL D. WORTLEY
                             VINSON & ELKINS L.L.P.
                            3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201


                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                     Proposed                Proposed
        Title of                                      maximum                 maximum
       securities            Amount to be         offering price             aggregate              Amount of
    to be registered       registered(1)(2)      per share (2)(3)      offering price (2)(3)     registration fee
--------------------------------------------------------------------------------------------------------------------
  Class A Common Stock     2,696,406 shares           $14.00                $7,000,000                $2,065
--------------------------------------------------------------------------------------------------------------------
  Class C Common Stock     2,196,406 shares          $15.20057              $33,386,624               $9,850
====================================================================================================================


(1) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.

(2) The number of shares of Class A Common Stock includes 2,196,406 shares that are issuable, for no additional consideration, upon conversion of the shares of Class C Common Stock that are issuable upon exercise of certain of the warrants. In accordance with Rule 457(i), no filing fee is required to be paid on the 2,196,406 shares of Class A Common Stock.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(i), using the exercise price with respect to 500,000 shares of Class A Common Stock and 2,196,406 shares of Class C Common Stock subject to the warrants.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information called for in Part I of Form S-8 will be provided to the holders of the warrants with respect to which this Registration Statement on Form S-8 (this "Registration Statement") relates. Such information is not being filed with or included in this Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by Capstar Broadcasting Corporation (the "Registrant" or the "Company"), are hereby incorporated by reference into this Registration Statement.

        (a)    Prospectus, dated May 26, 1998, filed pursuant to Rule
               424(b) of the Rules and Regulations of the Commission under the Securities Act of 1933, as amended (the "Securities Act"), on May 26, 1998; and

        (b) The description of the Company's Class A Common Stock, par value $.01 per share, and Class C Common Stock, par value $.01 per share, contained in Item 1 of the Registration Statement on Form 8-A filed with the Commission on May 11, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Class A Common Stock and Class C Common Stock offered hereunder have been sold or that deregisters all such shares then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Eight of the Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its current and former directors against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Registrant, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Registrant, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for its directors and officers and has purchased a policy providing such insurance.

         Article Nine of the Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The preceding discussion of the Registrant's Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Amended and Restated Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

         The Registrant has entered into indemnification agreements with the Registrant's directors and officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant or assumed certain responsibilities at the direction of the Registrant.

         The form of Underwriting Agreement and Subscription Agreement included as Exhibits 1.1 and 1.2, respectively, to the Registrant's Registration Statement on Form S-1 filed under the Securities Act on March 27, 1998 (Commission File No. 333-48819) provides for indemnification of the Registrant and certain controlling persons under certain circumstances, including indemnification for liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, Commission File No. 333-48819).

         4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, Commission File No. 333-48819).

         5.1*     Opinion of Vinson & Elkins L.L.P.

         23.1* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- the Company.

         23.2*    Consent of Ernst & Young LLP, Independent Public
                  Auditors -- Commodore Media, Inc., Southern Star Communications, Inc., formerly known as Osborn Communications Corporation, and SFX Broadcasting, Inc.

         23.3* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Benchmark Communications.

         23.4* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Community Pacific Broadcasting Company, L.P.

         23.5* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Midcontinent Broadcasting Co. of Wisconsin, Inc.

         23.6* Consent of PricewaterhouseCoopers LLP, Independent Accountants -- Point Communications Limited Partnership.

         23.7* Consent of Arthur Andersen LLP, Independent Auditors -- Ameron Broadcasting, Inc.

         23.8* Consent of Arthur Andersen LLP, Independent Auditors -- Patterson Broadcasting, Inc.

         23.9*    Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

         24.1* Power of Attorney of officers and directors of the Company (included on signature page).

         99.1 Amended and Restated Warrant dated April 1, 1998, issued to R. Steven Hicks for 930,000 shares of Class C Common Stock (incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File No. 333-48819).

         99.2 Amended and Restated Warrant dated April 1, 1998, issued to R. Steven Hicks for 255,317 shares of Class C Common Stock (incorporated by reference to Exhibit 10.7 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File No. 333-48819).

         99.3 Amended and Restated Warrant dated April 1, 1998, issued to R. Steven Hicks for 323,120 shares of Class C Common Stock (incorporated by reference to Exhibit 10.8 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File No. 333-48819).

         99.4 Warrant dated April 1, 1998, issued to R. Steven Hicks for 187,969 shares of Class C Common Stock (incorporated by reference to Exhibit 10.9 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File No. 333-48819).

         99.5 Warrant dated April 1, 1998, issued to R. Steven Hicks for 500,000 shares of Class C Common Stock (incorporated by reference to Exhibit 10.10 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File No. 333-48819).

         99.6 Warrant dated April 1, 1998, issued to William S. Banowsky Jr. for 150,000 shares of Class A Common Stock (incorporated by reference to Exhibit 10.12 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File No. 333-48819).

         99.7 Warrant dated April 1, 1998, issued to Paul D. Stone for 150,000 shares of Class A Common Stock (incorporated by reference to Exhibit 10.11 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File No. 333-48819).

         99.8* Warrant dated July 5, 1998, issued to D. Geoffrey Armstrong for 200,000 shares of Class A Common Stock.

-------------------------
*        Filed herewith.

ITEM 9.  UNDERTAKINGS

        (a)      The undersigned Registrant hereby undertakes:

                 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                2. That, for any purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 23, 1998.

                                  CAPSTAR BROADCASTING CORPORATION
                                  (Registrant)



                                  By:    /s/ R. Steven Hicks
                                         --------------------------------------
                                         R. Steven Hicks
                                         President and Chief Executive Officer

         KNOWN ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Capstar Broadcasting Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 (the "Securities Act") hereby constitute and appoint R. Steven Hicks and William S. Banowsky, Jr., and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                 CAPACITY                            DATE

/s/ R. Steven Hicks                               President and Chief Executive             July 23, 1998
-------------------------------------
              R. Steven Hicks                     Officer (Principal Executive
                                                  Officer)

/s/ Paul D. Stone                                 Executive Vice President and              July 23, 1998
-------------------------------------
              Paul D. Stone                       Chief Financial Officer
                                                  (Principal Financial and
                                                  Accounting Officer)

/s/ Thomas O. Hicks                               Chairman of the Board                     July 23, 1998
-------------------------------------
              Thomas O. Hicks

/s/ Michael J. Levitt                             Director                                  July 23, 1998
-------------------------------------
              Michael J. Levitt

/s/ Eric C. Neuman                                Director                                  July 23, 1998
-------------------------------------
              Eric C. Neuman

/s/ Lawrence D. Stuart, Jr.                       Director                                  July 23, 1998
-------------------------------------
              Lawrence D. Stuart, Jr.

/s/ R. Gerald Turner                              Director                                  July 15, 1998
-------------------------------------
              R. Gerald Turner

                                  EXHIBIT INDEX


 EXHIBIT
    NO.                      DESCRIPTION OF EXHIBITS
-------------------------------------------------------------------------------
     4.1   -  Amended and Restated Certificate of
              Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's
              Registration  Statement on Form S-1, Commission
              File No. 333-48819).

     4.2   -  Amended and Restated By-Laws of the Company
              (incorporated by reference to -- Exhibit 3.2 of the Company's Registration Statement on Form
              S-1, Commission File No. 333-48819).

     5.1*  -  Opinion of Vinson & Elkins L.L.P.

    23.1*  -  Consent of PricewaterhouseCoopers LLP, Independent
              Accountants -- the Company.

    23.2*  -  Consent of Ernst & Young LLP,  Independent  Public
              Auditors -- Commodore Media, Inc.,   Southern  Star
              Communications,   Inc.,   formerly   known  as
              Osborn Communications Corporation, and SFX
              Broadcasting, Inc.

    23.3*  -  Consent of  PricewaterhouseCoopers  LLP,  Independent
              Accountants -- Benchmark Communications.

    23.4*  -  Consent of  PricewaterhouseCoopers  LLP,  Independent
              Accountants -- Community Pacific Broadcasting
              Company, L.P.

    23.5*  -  Consent of PricewaterhouseCoopers  LLP, Independent
              Accountants -- Midcontinent Broadcasting Co. of
              Wisconsin, Inc.

    23.6*  -  Consent  of  PricewaterhouseCoopers   LLP,
              Independent  Accountants  --  Point
              Communications Limited Partnership.

    23.7*  -  Consent of Arthur Andersen LLP,  Independent
              Auditors -- Ameron  Broadcasting, Inc.

    23.8*  -  Consent of Arthur Andersen LLP, Independent
              Auditors   --   Patterson Broadcasting, Inc.

    23.9*  -  Consent of Vinson & Elkins L.L.P.
              (included in Exhibit 5.1).

    24.1* - Power of Attorney of officers and directors of the Company (included on -- signature page).

    99.1 - Amended and Restated Warrant dated April 1, 1998, issued to R. Steven Hicks -- for 930,000 shares of Class C Common Stock (incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File No. 333-48819).

    99.2 - Amended and Restated Warrant dated April 1, 1998, issued to R. Steven Hicks -- for 255,317 shares of Class C Common Stock (incorporated by reference to
              Exhibit 10.7 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File
              No. 333-48819).

    99.3 - Amended and Restated Warrant dated April 1, 1998, issued to R.Steven Hicks -- for 323,120 shares of Class C Common Stock (incorporated by reference to
              Exhibit 10.8 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File No. 333-48819).

    99.4 - Warrant dated April 1, 1998, issued to R. Steven Hicks for 187,969 shares of -- Class C Common Stock (incorporated by reference to Exhibit 10.9 of the Company's Current Report on Form 8-K, dated
              May 29, 1998, Commission File No. 333-48819).

    99.5 - Warrant dated April 1, 1998, issued to R. Steven Hicks for 500,000 shares of -- Class C Common Stock (incorporated by reference to Exhibit 10.10 of the Company's Current Report on Form 8-K, dated
              May 29, 1998,  Commission File No. 333-48819).

    99.6   -  Warrant  dated  April 1, 1998,  issued to
              William S. Banowsky Jr. for 150,000 shares of Class A Common Stock (incorporated by reference to Exhibit
              10.12 of the Company's Current Report on Form 8-K, dated May 29, 1998, Commission File No. 333-48819).

    99.7 - Warrant dated April 1, 1998, issued to Paul D. Stone for 150,000 shares of -- Class A Common Stock
              (incorporated by reference to Exhibit 10.11 of the Company's Current Report on Form 8-K, dated
              May 29, 1998,  Commission File No. 333-48819).

    99.8*  -  Warrant dated July 5, 1998, issued to D. Geoffrey
              Armstrong for 200,000 shares of Class A Common Stock.

-------------------------
*  Filed herewith.